UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

Pfizer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

Online Go to www.investorvote.com/PFE or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 7:30 a.m., Eastern Daylight Time, on April 23, 2020

Annual Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the
Pfizer Inc. 2020 Annual Meeting of Shareholders to be held on April 23, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2020 Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a printed copy of the proxy materials. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials to shareholders before voting. These proxy materials are available at:

www.investorvote.com/PFE

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.investorvote.com/PFE.
Step 2:	Click on the icon on the right to view proxy materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a printed copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 13, 2020 to facilitate timely delivery.

C 2 N O T

0372AE

Annual Meeting Notice & Admission Ticket

2020 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 23, 2020
9:00 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

The proposals to be voted on at the meeting, and the recommendations of the Board of Directors, are listed below.

The Board of Directors recommends a vote “FOR” the following proposals:

1.	Election of Directors:
Ronald E. Blaylock, Albert Bourla, W. Don Cornwell, Joseph J. Echevarria, Scott Gottlieb, Helen H. Hobbs, Susan Hockfield, James M. Kilts, Dan R. Littman, Shantanu Narayen, Suzanne Nora Johnson, James Quincey, James C. Smith
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2020
3.	2020 advisory approval of executive compensation

The Board of Directors recommends a vote “AGAINST” the following proposals:

4.	Shareholder proposal regarding right to act by written consent
5.	Shareholder proposal regarding enhancing proxy access
6.	Shareholder proposal regarding report on lobbying activities
7.	Shareholder proposal regarding independent chair policy
8.	Shareholder proposal regarding gender pay gap

Here’s how to request a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–	Internet – Go to www.investorvote.com/PFE.
–	Phone – Call us free of charge at 1-866-641-4276.
–	Email – Send an email to investorvote@computershare.com with “Proxy Materials Pfizer Inc” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 13, 2020.